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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Advance Planning Solutions, Inc. 1998 Stock Plan of our report dated February 4, 2000 with respect to the consolidated financial statements of PeopleSoft, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
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Walnut Creek, California
August 16, 2000